UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.      )

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Rubicon Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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RUBICON TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 25, 2008

As a shareholder of RUBICON TECHNOLOGY, INC., a Delaware corporation (the “Company”), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Shareholders of the Company to be held at the Westin Hotel, 6100 North River Road, Rosemont, Illinois 60018, at 8:00 a.m. local time, on July 25, 2008, for the following purposes:

1. To elect two directors named in the attached proxy statement to three-year terms;

2. To ratify the selection of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2008; and

3. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

Only shareholders of record at the close of business on June 2, 2008 will be entitled to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the attached Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

WILLIAM F. WEISSMAN

SECRETARY

Franklin Park, Illinois

June 20, 2008

i

RUBICON TECHNOLOGY, INC.

9931 FRANKLIN AVENUE

FRANKLIN PARK, ILLINOIS 60131

Corporate Internet Site: www.rubicon-es2.com

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 25, 2008

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement and proxy card (the “Proxy Materials”) in connection with the solicitation by the Board of Directors of Rubicon Technology, Inc., a Delaware corporation (“Rubicon,” the “Company,” “we,” “us,” and “our”), of proxies to be voted at our 2008 Annual Meeting of Shareholders (the “Annual Meeting”). The proxies also may be voted at any continuations, adjournments or postponements of the meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We are first sending the proxy materials to shareholders on or about June 20, 2008.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on July 25, 2008 at 8:00 a.m. local time, at the Westin Hotel, 6100 North River Road, Rosemont, Illinois 60018. Shareholders who are entitled to vote may attend the meeting, as well as our invited guests.

3. What do I need to attend the Annual Meeting?

Shareholders of Record. If you are a Shareholder of Record and plan to attend the meeting, please bring photo identification.

Beneficial Owners. If you are a Beneficial Owner and you plan to attend the meeting, you must present proof of your ownership of Rubicon shares as of June 2, 2008, such as a bank or brokerage account statement, as well as photo identification. If you wish to vote at the meeting, you must also bring a legal proxy.

4. What proposals are being presented for shareholder vote at the Annual Meeting?

There are two proposals from Rubicon to be considered and voted on at the meeting:

1.	Proposal 1: To elect two directors named in this proxy statement to three-year terms (see page 5); and

2.	Proposal 2: To ratify the selection of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2008 (see page 12).

5. How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares (1) “FOR” the election of the two directors named in this proxy statement and (2) “FOR” the ratification of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

6. Are there any other matters to be acted upon at the Annual Meeting?

We do not know of any other matter to be presented or acted upon at the meeting. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

7. Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of our common stock, par value $0.001, as of the close of business on the record date, June 2, 2008. Each share of common stock is entitled to one vote and there is no cumulative voting. As of June 2, 2008, we had 20,996,913 shares of common stock outstanding. Both Delaware law and our bylaws require our Board to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to attend and vote at the Annual Meeting and any continuations, adjournments or postponements of the meeting.

8. How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, holders of a majority of our outstanding shares of common stock as of the close of business on June 2, 2008 must be present in person or by proxy. This is referred to as a quorum. As of June 2, 2008, there were 20,996,913 shares of common stock issued and outstanding. Accordingly, the presence of the holders of common stock representing at least 10,498,457 shares will be required to establish a quorum. Your shares are counted as present if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

9. How many votes are needed to approve the proposals?

Proposal 1: The election of each nominee for director named in this proxy statement requires the affirmative vote of the holders of shares representing a plurality of the votes cast in the election of directors. Votes that are withheld and broker non-votes will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The nominees would each be appointed to three-year terms if they individually receive enough votes.

Proposal 2: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “for” the particular matter, they will have the same effect as negative votes or votes against that matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such broker non-votes will be counted in determining whether there is a quorum. As broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

10. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name on the books and records of our transfer agent, you are a “Shareholder of Record.” Rubicon sent the Proxy Materials directly to you.

If your shares are held for you in the name of your broker or bank, your shares are held in “Street Name” and you are considered the “Beneficial Owner.” The Proxy Materials have been forwarded to you by your broker, bank or other holder of record, who is considered, with respect to those shares, the Shareholder of Record. As the Beneficial Owner, you have the right to direct your broker, bank or other Shareholder of Record on how to vote your shares by using the voting instruction card included in the mailing. The answer to Question 14 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you. The answer to Question 3 describes how Beneficial Owners may attend the meeting.

11. How do I vote?

By mail: Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a Shareholder of Record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a Beneficial Owner, please also see Question 14 below.

By telephone: You may vote by telephone using the toll-free phone number indicated on the proxy card. Be sure to have your proxy card in hand when you call and then follow the instructions.

By internet: You may vote by internet at the web site indicated on the proxy card. Be sure to have your proxy card when accessing the web site and then follow the instructions.

In person at the Annual Meeting: All shareholders may vote in person at the Annual Meeting. If you are a Beneficial Owner, you must obtain a legal proxy from your broker, bank or other Shareholder of Record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

12. What can I do if I change my mind after I vote my shares?

If you are a Shareholder of Record, you can revoke your proxy before it is exercised by (1) sending written notice to our Secretary, (2) timely delivering a valid, later-dated proxy, or (3) voting by ballot at the Annual Meeting.

If you are a Beneficial Owner of shares, you may submit new voting instructions by contacting your bank, broker or other Shareholder of Record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to Question 11.

13. What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) “FOR” the election of the two directors named in this proxy statement to three-year terms, (2) “FOR” the ratification of Grant Thornton LLP as our independent auditors and (3) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting. If you are a Beneficial Owner, see Question 14 below.

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding paragraph, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

14. Will my shares be voted if I do not provide my proxy or instruction form?

If you are a Shareholder of Record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you are a Beneficial Owner and hold shares through an account with a bank or broker, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under the NASDAQ

Global Market rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the ratification of the selection of independent auditors are considered routine matters. When a proposal is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

15. What does it mean if I receive more than one proxy card?

If you received multiple proxy cards, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. You should complete, sign, date and return your proxy card(s), as described in each proxy card you receive.

16. Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone at no additional compensation. We will also ask Shareholders of Record who are brokerage firms, custodians and fiduciaries to forward proxy materials to the beneficial owners of such shares and upon request we will reimburse such Shareholders of Record for the customary costs of forwarding the proxy materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors, who are divided into three classes with staggered terms. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. The terms of Raja M. Parvez and Raymond J. Spencer as directors of the Company will expire at the time of the Annual Meeting. Following the recommendation of the Nominating and Governance Committee, the Board of Directors recommends the re-election of Messrs. Parvez and Spencer to three-year terms.

Although both the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

Information, including their business experience for the past five years, about the nominees for election as directors and about our other directors whose terms of office do not expire this year appears below.

NOMINEES FOR ELECTION TO THREE-YEAR TERMS

Raja M. Parvez, 50, has served as our president and chief executive officer since January 2006 and as a member of our Board of Directors since August 2006. Prior to joining us, Mr. Parvez served as chief operating officer, chief manufacturing officer and vice president at CyOptics, Inc., a designer, developer and marketer of indium phosphide optical chips and components for access, metro and long-haul communications systems from July 2001 through December 2005. From July 2000 to July 2001, Mr. Parvez was president and vice president of manufacturing at Optigain, Inc. a subsidiary of FiTel Technologies, a designer and manufacturer of amplifiers for communications systems. From 1984 to 2000, he was at Lucent Technologies, where he served as distinguished and consulting member of the technical staff. His focus was on operational excellence for Lucent-Optoelectronics products, including indium phosphide and lithium niobate components. Mr. Parvez holds a BS in mechanical engineering from the University of Peshawar, an MS in industrial engineering and an MS in management, each from Polytechnic University in New York.

Raymond J. Spencer, 57, joined us in January 2008 as a member of our Board of Directors and the Compensation Committee. Since February 2007, Mr. Spencer has served as chief executive officer of the Financial Services Strategic Business Unit of Cap Gemini SA, a provider of consulting, technology and outsourcing services. From February 1989 to February 2007, Mr. Spencer served as chairman and chief executive officer of Kanbay International, Inc., an information technology services firm. From 1970 to 1989, Mr. Spencer was employed by the Institute of Cultural Affairs (ICA), a not-for-profit development organization. At ICA, Mr. Spencer was the country head for India from 1970 to 1976 and was later involved in worldwide fundraising, government relations and investment operations. Mr. Spencer attended the Adelaide University School of Law.

Our Board of Directors recommends that you vote “FOR” the election of these two directors to three-year terms.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Continuing Directors for Term Ending Upon the 2009 Annual Meeting of Shareholders

Gordon Hunter, 56, joined us in August 2007 as a member of our Board of Directors, and currently serves on the Audit Committee and the Nominating and Governance Committee. Since June 2002, Mr. Hunter has served as a director and, since January 2005, he has served as the chairman of the board, president and chief executive officer of Littelfuse, Inc., an international supplier of fuses and other circuit protection products for the electronics industry. Mr. Hunter served as the chief operating officer of Littelfuse from November 2003 through December 2004. Prior to joining Littelfuse, Mr. Hunter was vice president, Intel Communications Group, and general manager, Optical Products Group for Intel Corporation. Mr. Hunter was responsible for managing Intel’s access and optical communications business segments within the Intel Communications Group after joining Intel in February 2002. Mr. Hunter currently serves on the Council of Advisors of Shure Incorporated. Mr. Hunter holds a BS in electrical engineering from the University of Liverpool, England, and an MBA from London Business School.

Michael E. Mikolajczyk, 56, served as a member of our Board of Directors from June 2001 until May 2002 and rejoined our Board of Directors in March 2004. Mr. Mikolajczyk currently serves as a member of our Audit Committee and Compensation Committee. Since September 2003, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private equity firm. From 2001 through 2003, Mr. Mikolajczyk worked as an independent consultant providing business and financial advisory services to early stage and mid-cap companies. Mr. Mikolajczyk also served as vice chairman of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, from 2000 to 2001, president from 1998 to 2000 and chief financial officer from 1994 to 1998. Mr. Mikolajczyk served as chief financial officer of Technology Solutions Company, a business solutions provider, from 1992 to 1994. Mr. Mikolajczyk currently serves as a director of Diamond Management & Technology Consultants, Inc. Mr. Mikolajczyk is a CPA in the State of Michigan and holds a BS in business from Wayne State University and an MBA from Harvard Business School.

Continuing Directors for Term Ending Upon the 2010 Annual Meeting of Shareholders

Don N. Aquilano, 41, has served as a member of our Board of Directors since May 2002 and as the chairman of our Board of Directors since May 2005. He currently serves as a member of our Audit Committee and Nominating and Governance Committee. Since 2000, Mr. Aquilano has served as managing director and president of Gazelle TechVentures, a venture capital fund. Mr. Aquilano holds a BS from the University of Arizona and an MBA from Harvard Business School.

Donald R. Caldwell, 61, joined us in February 2001 as a member of our Board of Directors. He currently serves on our Compensation Committee and Nominating and Governance Committee. In March 1999, Mr. Caldwell founded Cross Atlantic Capital Partners, Inc., a venture capital fund manager, and he presently serves as its chairman and chief executive officer. Prior to founding Cross Atlantic Capital Partners, Mr. Caldwell was president and chief operating officer and a director of Safeguard Scientifics, Inc., a holding company which provides management resources and capital, from 1996 to 1999. In addition, since June 1994, Mr. Caldwell has served as a director of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, and he also serves as a director and a member of the compensation committees of Quaker Chemical Corporation, a provider of process chemicals and chemical specialties, and Voxware, Inc., a supplier of voice driven solutions, and as a director of Health Benefits Direct Corporation, a leader in the direct marketing and distribution of health and life insurance products, and Lightning Gaming, Inc., a developer and marketer of poker tables. Mr. Caldwell is a CPA in the State of New York and holds a BS in accounting from Babson College and an MBA from the Harvard Business School.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board of Directors determined that Messrs. Aquilano, Caldwell, Hunter, Mikolajczyk and Spencer, representing five of our six directors, are “independent directors” as defined under the rules of the NASDAQ Global Market, constituting a majority of our Board of Directors as required by the rules of the NASDAQ Global Market.

Committees of the Board of Directors and Meetings

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees is composed entirely of non-employee directors who have been determined by our Board of Directors to be independent under the current requirements of the NASDAQ Global Market and the rules and regulations of the Securities and Exchange Commission (“SEC”) and operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. All committee charters are available for review on our web site, www.rubicon-es2.com. A copy of any committee charter may be obtained, without charge, upon written request to William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

Described below are the membership and principal responsibilities of all of the committees of the Board of Directors as well as the number of meetings held during fiscal 2007. In addition, the Board of Directors held six meetings during fiscal 2007. All directors attended 75% or more of these meetings, including regularly scheduled and special meetings, and the meetings of all committees of the board on which they served that were held in the past fiscal year during the periods in which they were directors or served on such committees.

Audit Committee

Don N. Aquilano, Gordon Hunter and Michael E. Mikolajczyk serve on our Audit Committee. Mr. Mikolajczyk is the chairman of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for financial sophistication and independence for Audit Committee membership under the current requirements of the NASDAQ Global Market and SEC rules and regulations. Our Board of Directors has also determined that Mr. Mikolajczyk is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee’s responsibilities include, but are not limited to:

•	selecting and hiring our independent auditors, and approving the audit and permitted non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, experience, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy, effectiveness and integrity of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC in our annual proxy statement.

Our Audit Committee held three meetings during fiscal 2007.

Compensation Committee

Donald R. Caldwell, Michael E. Mikolajczyk and Raymond J. Spencer serve on the Compensation Committee. Mr. Caldwell is the chairman of our Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

•	reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries and annual bonuses;

•	evaluating and recommending to the board incentive compensation plans;

•	overseeing an evaluation of the performance of our executive officers;

•	administering, reviewing and making recommendations with respect to our equity compensation plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•	preparing the Compensation Committee report required by the SEC in our annual proxy statement.

Our Compensation Committee held three meetings during fiscal 2007.

Nominating and Governance Committee

Don N. Aquilano, Gordon Hunter and Donald R. Caldwell serve on the Nominating and Governance Committee. Mr. Hunter is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include, but are not be limited to:

•	developing and recommending to the board criteria for board and committee membership;

•	assisting our board in identifying prospective director nominees and recommending to the board director nominees for each annual meeting of shareholders;

•	recommending members for each board committee to our Board of Directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors; and

•	overseeing the evaluation of the Board of Directors.

Our Nominating and Governance Committee was created in connection with our initial public offering in November 2007 and did not meet until after fiscal 2007.

Code of Ethics

We have adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics is available on our website at www.rubicon-es2.com. We will post any amendments to the code, or any waivers of its requirements, to that website.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or previously served as one of our officers or employees. None of our named executive officers serve, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

One member of our Compensation Committee, Mr. Caldwell, is affiliated with entities that entered into certain registration rights agreements, shareholder agreements, stock purchase agreements and voting agreements with us. See “Certain Relationships and Related Party Transactions.”

Policies and Procedures Governing Director Nominations

The Nominating and Governance Committee considers candidates for nomination to the Board of Directors from a number of sources, including recommendations by current members of the Board of Directors and members of management. Current members of the Board of Directors are considered for re-election unless they have notified us that they do not wish to stand for re-election. The Nominating and Governance Committee will also consider director candidates recommended by our shareholders. Shareholders desiring to submit recommendations for director candidates must follow the following procedures:

•

The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, beginning in 2009, in order for a recommended candidate to be considered by the committee for nomination for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Secretary of the Company not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.

•

This recommendation must be in writing and must include the following initial information: (i) the shareholder’s name and address, number of shares owned and proof of ownership; (ii) the name of the candidate; (iii) the candidate’s resumé or a listing of his or her qualifications to be a director of the Company; (iv) all other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board of Directors; and (v) the candidate’s written consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board of Directors. The Nominating and Governance Committee may subsequently request additional information regarding the candidate.

•	Recommendations must be sent by U.S. Mail, courier or expedited delivery service to William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

In evaluating nominees for director, the Nominating and Governance Committee is guided by, among other things, the objective that the board be composed of qualified, dedicated and highly regarded individuals who have experience relevant to our operations and who understand the complexities of our business environment. The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet, but rather, in identifying and evaluating candidates for nomination, the committee considers, in addition to the objectives described above, whether the candidate (i) demonstrates high ethical standards and accountability, (ii) has demonstrated substantial achievement and leadership in business, government, academic or other relevant fields, (iii) is dedicated to exercising independent and informed business judgment, (iv) is prepared and able to participate fully in Board activities, including service on committees, and (v) is not engaged in any activity adverse to, and does not serve on the board of another company whose interests are adverse to, or in conflict with, our interests. The Nominating and Governance Committee may also consider other factors such as whether the candidate is independent within the meaning of the listing standards of the NASDAQ Global Market and whether the candidate meets any additional requirements for service on the Audit Committee. The Nominating and Governance Committee does not intend to evaluate candidates recommended by shareholders any differently than other candidates.

Interested Party Communications with the Board of Directors

Interested parties, including shareholders, may communicate by mail with all or selected members of the Board of Directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title (for example, “Chairman of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent c/o William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual shareholders’ meeting. Prior to our becoming a public company, all shareholder actions were effected through written consents.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Rubicon’s financial reporting process.

Rubicon’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Rubicon’s independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee conducted its oversight activities in accordance with the duties and responsibilities outlined in the Audit Committee charter. These activities included, but were not limited to, the following during the fiscal year ended December 31, 2007:

•

Reviewed and discussed with management and the independent auditors the audited financial statements, the quarterly financial statements, and the earnings press releases for the year ended December 31, 2007. Management has the primary responsibility for such financial statements and press releases.

•	Discussed with the independent auditors the matters requiring discussion by Statement on Auditing Standards No. 61 “Communication with Audit Committees.”

•

Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and discussed with the independent auditors their independence.

In reliance on the committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Rubicon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Michael E. Mikolajczyk, Chairman

Donald N. Aquilano

Gordon Hunter

DIRECTOR COMPENSATION

Prior to our initial public offering in November 2007, most of our directors did not receive any compensation for their services as members of our Board of Directors or any committee of our Board of Directors because they were representatives of principal shareholders of our company and, as a privately-held company, we believed such compensation to be unnecessary. However, we paid Mr. Aquilano $50,000 in June 2007 and $50,000 in August 2007 for his past service as the chairman of our Board of Directors. We awarded to Messrs. Hunter and Mikolajczyk participation rights in our Management Incentive Bonus Plan (the “MIB Plan”), which terminated upon completion of our initial public offering, that provided for the payment of bonuses in the event that we were sold. We also awarded to Messrs. Hunter and Mikolajczyk, in June 2007, options to purchase 9,903 and 23,653 shares, respectively, of our common stock. The awards to Mr. Mikolajczyk were made in recognition of his past service as a member of our Board of Directors and Audit and Compensation Committees. The awards to Mr. Hunter were made in recognition of his past service as a board advisor. Neither Mr. Hunter nor Mr. Mikolajczyk is affiliated with any of our principal shareholders.

Upon the completion of our initial public offering in November 2007, our Board of Directors adopted a new compensation policy applicable to all of our non-employee directors. Under this new compensation policy, which became effective for fiscal 2008, each non-employee director receives an annual fee of $50,000, plus $5,000 per year for service on the Audit Committee, $2,500 per year for service on the Compensation Committee and $1,000 per year for service on the Nominating and Governance Committee. The chairmen of the Audit, Compensation and Nominating and Governance Committees receive, per year, $10,000, $5,000 and $3,000, respectively, in each case in lieu of committee service compensation. No additional payment is made for meeting attendance. All fees are paid in quarterly installments and are payable 50% in cash and 50% in restricted stock. In addition, each of our non-employee directors who is not a representative of a principal shareholder of our Company received a one-time grant of restricted stock upon the later of the closing of our initial public offering and his appointment to the Board of Directors. Each restricted stock award was valued at $100,000, based on the market price of our common stock at the time, and vests ratably on each of the first three anniversaries of the date of grant. We also have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings or conducting company business.

The following table sets forth information regarding the aggregate compensation we paid to the members of our Board of Directors for fiscal 2007:

Name	Fees earned or paid in cash	Stock awards(1)		Option awards(1)		Non-equity incentive plan compensation	Change in pension value and non qualified deferred compensation earnings	All other compensation	Total
Don N. Aquilano	$—	$—		$—		$—	$—	$—	$—
Raja M. Parvez	—	—		—		—	—	—	—
Brian Adamsky(2)	—	—		—		—	—	—	—
Donald R. Caldwell	—	—		—		—	—	—	—
Byron Denenberg(2)	—	—		—		—	—	—	—
Gordon Hunter	—	99,988	(3)	12,756	(4)	—	—	—	112,744
Michael E. Mikolajczyk	—	99,988	(3)	28,230	(5)	—	—	—	128,218
Raymond J. Spencer	—	—		—		—	—	—	—

(1)	Amounts represent stock-based compensation recognized in 2007 on all outstanding stock option awards in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), as discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(2)	Messrs. Adamsky and Denenberg resigned from our Board of Directors effective August 29, 2007.
(3)	On November 21, 2007, we awarded 7,142 shares of restricted stock valued at $14.00 per share on such date to each of Messrs. Hunter and Mikolajczyk which vest ratably over three years beginning on November 15, 2008.
(4)	In June 2007, we awarded Mr. Hunter an option to purchase 9,903 shares of common stock at an exercise price of $8.45 per share, with a one-year vesting period.
(5)	In June 2007, we awarded Mr. Mikolajczyk an option to purchase 23,653 shares of common stock at an exercise price of $8.45 per share, with a one-year vesting period.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2008 and is submitting this matter to the shareholders for their ratification. Grant Thornton has served as the Company’s independent auditors since 2002. One or more representatives of Grant Thornton will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by shareholders.

In the event the proposal to ratify the selection of Grant Thornton is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next fiscal year ending December 31, 2009. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2008 to stand unless the Board of Directors finds other reasons for making a change.

Audit Fees

The aggregate fees billed by Grant Thornton for audit services (audit of the Company’s annual financial statements, reviews of the Company’s interim unaudited financial statements, and assistance with and review of SEC filings, including those in connection with the Company’s initial public offering) for fiscal 2007 and fiscal 2006 were $206,500 and $957,664, respectively. The fiscal 2006 audit services include services performed in connection with our initial public offering which closed in November 2007.

Audit-Related Fees

There were no audit-related fees billed by Grant Thornton in fiscal 2007 or fiscal 2006.

Tax Fees

The aggregate fees billed by Grant Thornton in fiscal 2007 and fiscal 2006 for tax planning services were $23,115 and $32,470, respectively.

All Other Fees

There were no other fees billed by Grant Thornton in fiscal 2007 or fiscal 2006 for any other services. None of the services provided by Grant Thornton consisted of financial information systems design or implementation services.

Pre-Approval Policy and Procedures

In accordance with provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services provided to the Company by its independent auditors.

Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Grant Thornton LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2007 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

We believe that the compensation of our executive officers should facilitate the achievement of short-term corporate goals as well as the performance of long-term business objectives. It is the responsibility of the Compensation Committee of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives which are designed to appropriately drive corporate performance. Our Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in our industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and shareholders, by encouraging executives to increase shareholder value and rewarding executives when shareholder value increases; and

•	motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.

We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive compensation to provide a total compensation structure that is designed to encourage our executives to achieve these objectives.

Determining Executive Compensation

The Compensation Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. Our Compensation Committee was appointed by our Board of Directors and consists entirely of directors who are “outside directors”, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the committee. The Compensation Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Historically, our chief executive officer makes recommendations to the Compensation Committee regarding the salaries, bonus arrangements and option grants, if any, for key employees, including all executive officers. In setting compensation for key employees in 2007, the Compensation Committee made certain revisions to the chief executive officer’s recommendations. Following the completion of our initial public offering in November 2007, our chief executive officer has made, and will continue making, such recommendations for all key employees other than himself. For executive officers whose bonus awards are based partly on individual performance, the chief executive officer’s evaluation of such performance is provided to and reviewed by the Compensation Committee. Based on the foregoing, the Compensation Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2007 based on a number of factors, including, but not limited to:

•	the roles and responsibilities of our executives;

•	the individual experience and skills of our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our company; and

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

In evaluating the compensation generally paid by similarly situated companies, our Compensation Committee has obtained guidance on appropriate executive compensation practices from executive search firms in the course of recruiting executives for Rubicon. In addition, we have historically taken into account available data relating to the compensation practices of other companies within and outside our industry.

In 2007, the Compensation Committee engaged the consulting firm of Hewitt Associates, LLC to assist us in analyzing our current compensation structure and making suggestions for our future compensation structure. In the course of its work, the firm provided the Compensation Committee with data on average compensation for selected officer positions at the following 12 companies: Advanced Analogic Tech., ATMI, Inc., Cascade Microtech, Inc., Color Kinetics Inc., Cree, Inc., Hittite Microwave Corp., IPG Photoics Corp., Microtune, Inc., Nextest Systems Corp., Supertex, Inc., Techwell, Inc., and Volterra Semiconductor Corp. We considered these companies to be comparable for these purposes because they are in the high-technology field and had annual revenues within a certain range of our own. Many of the compensation decisions for 2007 were made prior to the committee’s receipt of this report and others, such as certain of the discretionary bonuses, were based on management’s efforts in connection with the initial public offering and were thus not comparable to regular annual compensation of the peer group. Nonetheless, the Compensation Committee did consider this data along with the other factors described above in negotiating the compensation terms of Mr. Weissman’s employment. Mr. Weissman’s total compensation as chief financial officer, including discretionary bonuses relating to his efforts in connection with our initial public offering and for our exceeding the incentive bonus performance targets, was comparable to the median total compensation of the peer group.

Elements of Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, cash incentive and discretionary bonuses, equity-based incentives and benefit programs. We believe it is important that the interests of our executives are aligned with those of our shareholders; therefore, equity incentive compensation constitutes a significant portion of our total executive compensation.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above.

Annual cash compensation

Base salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the performance-based and other components of our compensation program. The base salary of each executive officer is reviewed annually to determine if it is equitably aligned with our other executive officers and is at a sufficient level to attract and retain top talent. Salaries are adjusted to reflect individual roles and performance and may be increased at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among executive officers. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can serve as an effective reward for the executives’ overall performance.

Our executives’ base salaries reflect the initial base salaries that we negotiated with each of them at the time of his or her initial employment and our subsequent adjustments to these amounts. Beginning in 2008, we began to formally evaluate executive performance on an annual basis, and these evaluations are now one of the factors considered in making adjustments to base salaries. The base salaries for most of our executive officers, including our chief executive officer, increased four percent in 2007, which was the average increase in salary for all of our employees in 2007. The size of the increase reflects the committee’s perception as to the general increase in wages in our industry during the past year. A modest additional increase in base salary was made mid-year for Ms. Graffy in light of her assumption of additional responsibilities.

Cash incentive bonuses

The primary objectives of our incentive bonus plan are to provide an incentive for superior work, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our shareholders’ and to enable us to attract and retain highly qualified individuals. Under the plan, each executive is entitled to receive a bonus based on our attainment of corporate performance targets set by the Compensation Committee. These targets are typically set in the first four months of the year. For 2007, these targets were based on gross revenues and EBITDA which the Compensation Committee believed were the most appropriate criteria for a company at our stage of development. The targets under our incentive bonus plan are based on internal financial goals set in connection with our Board of Directors’ consideration and approval of our annual operating plan. These targets are set at levels that we believe can be achieved if our executive officers perform at a high level and if the assumptions underlying our annual operating plan prove correct. Incentive bonuses are set at a percentage of salary, which, in 2007, ranged from 15% to 35% for our named executive officers. The higher percentages are set for the executives with the greater levels of responsibility, thus furthering the Compensation Committee’s objective to have a greater percentage of compensation at risk as an executive’s level of responsibility increases. Each of our named executive officers received his or her incentive bonus for 2007 because we exceeded the performance targets under that plan.

The Compensation Committee may also, in its discretion, award bonuses to executives based upon such other terms and conditions as the Compensation Committee may determine. For 2007, the Compensation Committee awarded additional bonuses to the executive officers in recognition of their roles in exceeding our EBITDA target under the incentive bonus plan for 2007. These discretionary bonuses were determined in the aggregate as a percentage of our 2007 EBITDA in excess of the target under the incentive bonus plan and were allocated among our executive officers taking into consideration the Compensation Committee’s evaluation of the contributions made by each member of the management team. A significant portion of the discretionary bonus was allocated to our chief executive officer in recognition of his role in our improved financial performance during 2007 and in the recruiting and hiring of additional key personnel. While these bonuses are discretionary, the Compensation Committee contemplates that it may regularly make such awards in years in which our performance significantly exceeds target. We also granted an additional discretionary bonus in 2007 to each of our executive officers in recognition of his or her extraordinary efforts in connection with our initial public offering and a discretionary bonus of $250,000 to our chief executive officer in recognition of the extremely positive results of his efforts on behalf of our company.

Equity incentive compensation

We grant equity incentive awards in the form of stock options to align the interests of our executives with our shareholders by providing our executives with strong incentives to increase shareholder value. These awards represent a significant portion of total executive compensation. In most cases, stock options vest at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant, thus providing added incentive for the executive to continue his or her employment with us. In 2007, we granted options to purchase a total of 769,125 shares of common stock, of which options to purchase a total of 508,038 shares were granted to our named executive officers, representing 66% of all options granted in 2007.

In 2007, the Board of Directors approved grants of options to purchase an aggregate of 269,230 shares of our common stock to Mr. Parvez. The Compensation Committee chose to have one-half of these awards vest immediately or concurrently upon the closing of our initial public offering in recognition of Mr. Parvez’s extraordinary efforts over the past 18 months and our financial performance during that period. The remaining half of these option shares will vest ratably on each of the first four anniversaries of the dates of grant. The Compensation Committee set the size of the grants to Mr. Parvez based on its determination that the aggregate amount of all of Mr. Parvez’s equity holdings should represent approximately 5% of our total equity on a fully diluted basis, but before giving effect to the issuance of shares in the initial public offering. The Compensation Committee considers this targeted level of equity interest to be consistent with the level of ownership typically held by a company’s founder immediately prior to its initial public offering. The Compensation Committee considers Mr. Parvez to be the equivalent of a company founder. Our new chief financial officer received two option awards in 2007. The first, covering 15,384 shares, was made in consideration of Mr. Weissman’s consulting services as our interim chief financial officer prior to his employment on July 31, 2007 as our permanent chief financial officer. The second grant, covering 190,348 shares, was made pursuant to the terms of Mr. Weissman’s employment agreement with us. The size of the second grant was a negotiated term of the agreement and reflects the Compensation Committee’s determination, based on the committee members’ experience with their firms’ other portfolio companies, that an appropriate award for a chief financial officer with Mr. Weissman’s experience should represent approximately 1.2% of our total equity on a fully-diluted basis but before giving effect to the issuance of shares in our initial public offering. Several additional grants of stock options were made to Ms. Graffy in consideration of her increased responsibilities now that we are a public company. The number and value of stock options granted to each executive is set forth in the “2007 Grants of plan-based awards” table.

Historically, the board has granted stock options at various times during the year based on recommendations from the Compensation Committee. However, the board recently adopted a policy generally to grant stock options to executives once per year. As such, in the future, such grants normally will be made at a meeting of the Board of Directors held within a prescribed period following our release of year-end financial results. This period runs from the fourth until the 12th business day following the release. Otherwise, we do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information. With respect to newly hired executives, our practice is typically to make stock option grants at the first meeting of the Board of Directors following such executive’s hire date.

The exercise price of each stock option granted under our stock incentive plans is based on the fair market value of our common stock on the grant date. Prior to our initial public offering, the fair market value of our common stock for purposes of determining the exercise price of stock options was determined by our Board of Directors based on a number of factors applicable to common stock of privately-held companies including:

•	our stock option grants involved illiquid securities in a private company;

•	prices of our preferred stock issued to investors in arms-length transactions, and the rights, preferences and privileges of our preferred stock relative to those of our common stock;

•	our results of operations and financial status;

•	our stage of development and business strategy;

•	the composition of and changes to our management team; and

•

the likelihood of achieving a liquidity event for the shares of our common stock, such as an initial public offering of our common stock or our sale to a third party, given prevailing market conditions.

In connection with and shortly prior to our initial public offering, our Board of Directors and shareholders adopted the 2007 Stock Incentive Plan, or 2007 Plan. The 2007 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and bonus shares. The 2007 Plan replaced our 2001 Equity Plan effective upon the consummation of our initial public offering. For a further description, please see “—Employee Benefit Plans—2007 Stock Incentive Plan” below.

Management incentive bonus plan

We previously had a Management Incentive Bonus Plan (the “MIB Plan”), which was terminated upon completion of our initial public offering, that provided for the payment of bonuses to certain of our employees, including each of our named executive officers, in the event that we were sold. The purpose of the MIB Plan was to provide those employees with an opportunity to participate financially in the proceeds of such a transaction that was in our and our shareholders’ best interests, but which may otherwise have created personal uncertainties for them. Pursuant to the MIB Plan, upon the closing of a sale transaction of Rubicon, each participant in the MIB Plan would have received a bonus in an amount equal to the sales proceeds multiplied by a specified percentage for that participant. Each participant’s specified percentage was approved by resolution of the Board of Directors at the time that employee was designated a participant under the MIB Plan and was subject to increase by the Board of Directors from time to time. These bonuses would have been paid in cash or, at our option, in the same form of consideration as payable in the sale transaction.

Benefits

All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our 401(k) plan. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. The Compensation Committee, in its discretion, may revise the executive officers’ benefits if it deems it advisable.

Severance and change in control arrangements

Our named executive officers have employment and/or other agreements that provide various benefits triggered by such employment-related actions as termination without cause, resignation with good reason and/or termination without cause following a change in control. Such benefits may include salary continuation, guaranteed bonuses, lump sum severance and/or the acceleration of stock option vesting. “—Employment and Severance Arrangements” below for a description of the severance and change in control arrangements for our named executive officers. In addition, each of our equity incentive plans provides for a potential acceleration of vesting of outstanding awards in the event that we undergo a change in control, as defined in such plans. See “—Employee Benefit Plans” below for a description of the change in control provisions contained in our equity incentive plans.

In setting the terms of and determining whether to approve these severance and change in control arrangements, our Compensation Committee or Board of Directors, as applicable, recognized that executives often face challenges securing new employment following a termination of their existing employment and that distractions created by uncertain job security may have a detrimental impact on their performance. With the exception of the acceleration of stock option vesting, none of these benefits are triggered by a change in control unless the named executive officer’s employment is terminated without cause following such change in control. The acceleration of stock option vesting upon a change in control occurs only if the option is not assumed, or an equivalent right substituted, by the successor corporation. We believe the acceleration of option vesting under such circumstances is appropriate to preserve the benefit intended to be provided to the executive while avoiding the acceleration of benefits where the executive is enjoying a continuation of the same or comparable benefit following the change in control.

Effect of accounting and tax treatment on compensation decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we may begin utilizing restricted stock and/or restricted stock units as additional forms of equity compensation incentives in response to changes in the accounting treatment of equity awards under SFAS 123R. While we consider the applicable accounting and tax treatment, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by shareholders and meet other requirements. In addition, stock options granted under our 2001 Equity Plan as well as equity and cash awards granted under our 2007 Stock Incentive Plan are exempt from Section 162(m) of the Code pursuant to an exemption available for plans adopted prior to the time a company becomes a public company. This exemption for a pre-initial public offering compensation plan will no longer be available to us after the date of our 2011 annual meeting, or if we materially modify the plan. Subsequent to the expiration of this pre-initial public offering exemption, we intend to assess the impact of Section 162(m) on our compensation practices and determine whether to qualify equity and cash awards as performance-based compensation.

COMPENSATION COMMITTEE REPORT

As detailed in its charter, the Compensation Committee of the Board of Rubicon oversees Rubicon’s executive compensation program on behalf of the Board. In the performance of this function, the Compensation Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and the Annual Report on Form 10-K. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K.

Compensation Committee

Donald R. Caldwell, Chairman

Michael E. Mikolajczyk

Raymond J. Spencer

SUMMARY COMPENSATION TABLE

The table below sets forth, for the 2007 and 2006 calendar years, the compensation earned by our president and chief executive officer, our chief financial officer, and our only other executive officer serving during 2007 and 2006. Such persons are referred to herein as our “named executive officers.”

Name and principal position	Year	Salary	Bonus	Option awards(1)	Non-equity incentive plan compensation	All other compensation		Total
Raja M. Parvez	2007	$286,000	$640,000	$588,536	$100,000	$53,282	(2)	$1,667,818
President and Chief Executive Officer	2006	275,000	110,000	53,876	55,000	60,767	(2)	554,643

William F. Weissman	2007	84,615	70,000	71,170	21,096	—		246,881
Chief Financial Officer(3)

Mardel A. Graffy(4)	2007	125,344	35,000	4,753	18,524	—		183,621
	2006	118,491	4,000	35	17,774	—		140,300

Happy R. Hewes	2007	187,200	50,000	7,286	37,440	—		281,926
Senior Vice President Sales & Marketing	2006	180,000	10,000	2,764	36,000	—		228,764

(1)	Amounts represent stock-based compensation recognized in 2007 on all outstanding stock option awards in accordance with SFAS 123R, as discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(2)	Reflects the reimbursement of commuting expenses prior to Mr. Parvez’s pending relocation from Pennsylvania to Illinois.
(3)	Mr. Weissman became our chief financial officer in July 2007.
(4)	Until July 30, 2007, Ms. Graffy acted as our principal financial officer, although not formally an executive officer.

2007 GRANTS OF PLAN-BASED AWARDS

The following table lists grants of plan-based awards made to our named executive officers in 2007 and related fair value compensation for 2007.

Name	Grant date	Date grant approved by board	Estimated future payouts under non- equity incentive plan awards target($)		All other option awards: number of securities underlying options	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards(1)
Raja M. Parvez	June 18, 2007	June 18, 2007	—		161,538	$8.45	$330,528
	November 21, 2007	June 18, 2007	—		107,692	14.00	766,408
	—	—	100,000	(2)	—	—	—

William F. Weissman	June 18, 2007	June 18, 2007	—		15,384	8.45	31,479
	August 29, 2007	August 29, 2007	—		190,348	8.45	381,037
	—	—	21,096	(2)	—	—	—

Mardel A. Graffy	June 18, 2007	June 18, 2007	—		3,846	8.45	7,870
	August 29, 2007	August 29, 2007	—		7,692	8.45	15,398
	December 3, 2007	December 3, 2007	—		10,000	18.50	93,019
	—	—	18,524	(2)	—	—	—

Happy R. Hewes	June 18, 2007	June 18, 2007	—		11,538	8.45	23,609
	—	—	37,440	(2)	—	—	—

(1)	Amounts represent total fair value of the stock option awards under SFAS 123R, as discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(2)	Bonus awards were earned and paid at the target level for 2007 and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” and the “2007 Grants of Plan-Based Awards” table was paid or awarded, are described above under “—Compensation Discussion and Analysis.” See also “—Employment and Severance Arrangements.” For 2007, our executives received bonuses under the incentive bonus plan as well as discretionary bonuses, which are included in the “Non-equity incentive plan compensation” and “Bonus” columns, respectively, of the “Summary Compensation Table.” The incentive bonuses are also shown in the “Target” column of the “2007 Grants of Plan-Based Awards” table. Discretionary bonuses for the named executive officer were made in recognition of our exceeding the performance targets under the 2007 incentive bonus plan, as follows: Mr. Parvez—$250,000; Mr. Weissman—$20,000; Ms. Graffy—$6,000; and Mr. Hewes—$20,000. Additional discretionary bonuses were made to our named executive officers in recognition of their extraordinary efforts in connection with our initial public offering, as follows: Mr. Parvez—$140,000; Mr. Weissman—$50,000; Ms. Graffy—$29,000 and Mr. Hewes—$30,000. A discretionary bonus of $250,000 was also awarded to our chief executive officer, Mr. Parvez, in recognition of the extremely positive results of his efforts on behalf of Rubicon.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information regarding grants of plan based option awards held by our named executive officers as of December 31, 2007:

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price ($/sh)	Option expiration date	Number of shares of stock that have not vested	Market value of shares of stock that have not vested	Equity plan awards: number of unearned shares or other rights that have not vested	Equity plan awards: market or payout value of unearned shares or other rights that have not vested
Raja M. Parvez	471,021	(1)	—		$0.91	July 1, 2016	—	—	—	—
	80,769	(2)	80,769	(2)	8.45	June 18, 2017	—	—	—	—
	53,846	(3)	53,846	(3)	14.00	November 21, 2017	—	—	—	—

William F. Weissman	15,384	(4)	—		8.45	June 18, 2017	—	—	—	—
	—		190,348	(5)	8.45	August 29, 2017	—	—	—	—

Mardel A. Graffy	2,884	(5)	2,884	(5)	4.94	January 31, 2015	—	—	—	—
	481	(5)	1,442	(5)	0.78	July 1, 2016	—	—	—	—
	—		3,846	(5)	8.45	June 18, 2017	—	—	—	—
	—		7,692	(5)	8.45	August 29, 2017	—	—	—	—
	—		10,000	(5)	18.50	December 3, 2017	—	—	—	—

Happy R. Hewes	10,962	(5)	3,653	(5)	4.94	March 29, 2014	—	—	—	—
	13,269	(5)	4,423	(5)	4.94	December 31, 2014	—	—	—	—
	28,846	(5)	86,538	(5)	0.78	July 1, 2016	—	—	—	—
	—		11,538	(5)	8.45	June 18, 2017	—	—	—	—

(1)	These options were immediately vested upon grant. Includes options covering 200,000 shares held by The Parvez Family 2007 Irrevocable Trust, dated September 26, 2007 for the benefit of Mr. Parvez’s children. Mr. Parvez disclaims beneficial ownership of the options held by such trust.
(2)	One-half of the options were immediately vested upon grant. The remaining options vest at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant.
(3)	One-half of the options vested on November 21, 2007, the consummation of our initial public offering. The remaining options vest at the rate of 25% of the option shares on each of the first four anniversaries of the initial public offering.
(4)	These options were immediately vested on November 21, 2007, the consummation of the initial public offering.
(5)	These options vest at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant.

OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised stock options or had any restricted stock vest in 2007.

PENSION BENEFITS

None of our named executive officers participates in or has account balances in qualified or nonqualified defined benefit plans sponsored by us.

NONQUALIFIED DEFERRED COMPENSATION

None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Raja M. Parvez

We entered into an employment agreement with Raja Parvez, our president and chief executive officer, dated November 17, 2005, as amended July 25, 2007.

Term.    The term of the agreement commenced on January 2, 2006 and expires on January 2, 2009 subject to automatic one-year extensions unless either party provides the other with written notice of non-renewal at least 60 days prior to the end of the then-current term.

Compensation.    Under the terms of his agreement, Mr. Parvez is entitled to an annual base salary of $275,000, subject to annual review and adjustment, and an annual discretionary bonus of up to $75,000 based upon the achievement of business objectives. Mr. Parvez’ actual salary and bonuses for 2007 are shown in the “Summary compensation table.” Mr. Parvez was also granted a participation right in the MIB Plan. The MIB Plan terminated upon completion of the initial public offering. We have also agreed to reimburse Mr. Parvez for reasonable commuting expenses (including travel and lodging costs and meal expenses) associated with his maintaining a presence in Illinois prior to his relocation from Pennsylvania.

Severance.    In the event that Mr. Parvez’s employment is terminated by us without “cause” or if he resigns for “good reason,” he will receive a lump sum severance payment equal to his annual base salary in effect at that time and health and welfare benefits for a period of 12 months or six months, respectively, after his termination date. For purposes of the agreement, (i) “cause” is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than a failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 30 days; and (ii) “good reason” is defined as a reduction in base salary or a diminution in benefits; substantial diminution in Mr. Parvez’s duties, responsibilities or title, if uncured 30 days after written notice of the diminution was delivered to us by Mr. Parvez; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Restrictive covenants.    The agreement contains customary non-competition and non-solicitation covenants on the part of Mr. Parvez. These restrictions survive for a period of 12 months after Mr. Parvez’s resignation or termination; and, in the event of a breach of his employment agreement, the period is automatically extended by the period of the breach.

William F. Weissman

We entered into an employment agreement with Mr. Weissman, our chief financial officer, effective as of July 30, 2007. The key terms of the agreement are summarized below.

Term.    The term of the agreement commenced on July 30, 2007 and expires on June 30, 2008, subject to automatic one-year extensions unless either party provides the other with written notice of non-renewal at least 60 days prior to the end of the then-current term.

Compensation.    Under the terms of his agreement, Mr. Weissman was entitled to a 2007 annual base salary of $200,000 and an annual discretionary bonus targeted at 25% of his annual base salary. In addition, Mr. Weissman was granted in 2007 an option to purchase 190,348 shares of our common stock at an exercise price of $8.45 per share. The option vests at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant. Mr. Weissman was also granted a participation right in the MIB Plan. The MIB Plan terminated upon completion of the initial public offering. Prior to his employment as our chief financial officer, Mr. Weissman was granted an option to purchase 15,384 shares of our common stock at an exercise price of $8.45 per share in recognition of his services as our interim chief financial officer. This option vested in full upon the closing of our initial public offering.

Severance terms.    In the event that Mr. Weissman’s employment agreement is terminated by us without “cause” or if he resigns for “good reason”, he will receive a continuation of his annual base salary for six months thereafter and his options will become fully vested provided that Mr. Weissman delivers a release of claims. In addition, he will receive a continuation of his medical and welfare benefits for a period of six months thereafter. If within one year after a change in control, we terminate Mr. Weissman without cause, he will be entitled to a lump sum payment equal to six months of his annual base salary in lieu of the salary continuation described above.

For purposes of the agreement (i) “cause” is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days; and (ii) “good reason” is defined as a reduction in base salary; substantial diminution in Mr. Weissman’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Mr. Weissman; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Restrictive covenants.    The agreement contains customary non-competition and non-solicitation covenants on the part of Mr. Weissman. These restrictions survive for a period of 12 months after Mr. Weissman’s resignation or termination, and in the event of a breach of his employment agreement, the period is automatically extended by the period of the breach.

Mardel A. Graffy

We entered into a change in control severance agreement as of August 30, 2007 with Ms. Graffy. This agreement provides that if, within one year after a change in control, we terminate Ms. Graffy without cause, she will be entitled to a lump sum payment equal to six months of her annual base salary provided that Ms. Graffy delivers a release of claims. For purposes of the agreement, “cause” is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of her position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days.

Happy R. Hewes

We entered into an employment agreement as of March 29, 2004, a non-competition agreement as of April 6, 2005 and a severance agreement as of September 8, 2005 with Mr. Hewes, our senior vice president of sales and marketing. The key terms of these agreements are summarized below.

Term.    Mr. Hewes is considered an “employee at will” and either party may terminate the agreement on 30 days’ advance written notice.

Compensation.    Under the terms of his agreement, Mr. Hewes is entitled to a minimum annual base salary of $140,000 and an annual discretionary bonus of up to 40% of his base salary.

Severance terms.    Under the terms of the severance agreement, if Mr. Hewes is terminated by us without “cause” or if he resigns for “good reason”, he will receive, provided that Mr. Hewes delivers a release of claims, (i) a continuation of his annual base salary for six months thereafter, (ii) a bonus equal to two times the minimum bonus specified in our 2005 performance bonus plan, (iii) a continuation of his medical and welfare benefits for a period of 12 months thereafter, (iv) if the termination occurs within the second half of a vesting year, accelerated vesting of the options that would have vested at the end of such period, and (v) an extension of the exercise period of his options until the later of (a) two years after his termination and (b) the expiration date of the options.

For purposes of the severance agreement, (i) “cause” is defined as commission of a willful or grossly negligent act or the willful or grossly negligent omission to act, which is intended to cause or causes or is reasonably likely to cause material harm to us; commission or conviction of, or a plea of no contest to, any felony, crime or offense involving dishonesty or fraud or that is significantly injurious to us; breach of any material term of any agreement with us that remains uncured for 30 days following written notice; willful neglect of or continued failure to substantially perform, in any material respect, his duties or obligations to us, which neglect or failure continues for 30 days following written notice; or use or abuse of illegal drugs at any time or Mr. Hewes’ being under the influence of alcohol during any time in which he is required to perform his duties and obligations to us; and (ii) “good reason” is defined as the assignment to Mr. Hewes of duties materially inconsistent with his level of authority or responsibilities, or any other action by us that results in material diminution of his position, compensation, authority, duties or responsibilities; a breach by us of any material term of any agreement with Mr. Hewes that remains uncured for 30 days following written notice; a requirement that the primary business location of Mr. Hewes move more than 75 miles from his principal office location; or failure of a successor to substantially all of our business or assets to assume expressly, and agree to perform under the terms of, the severance agreement.

Restrictive covenants.    The non-competition agreement contains customary non-competition and non-solicitation covenants on the part of Mr. Hewes. These restrictions survive for a period of 36 months after Mr. Hewes’ resignation or termination; provided, however, that the restrictions will remain in effect after the termination of his employment only for so long as we are paying Mr. Hewes an amount equal to 50% of his annual base salary on a monthly basis.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table below shows the estimated amount of payments and benefits that we would provide to the named executive officers assuming that their employment was terminated as of December 31, 2007 by us without cause, including following a change in control, or by the officer with good reason. The table also shows the estimated amount of benefits that we would provide upon the occurrence of a change in control, as defined in the 2007 Stock Incentive Plan or the 2001 Equity Plan, as of December 31, 2007, if the named executive officer’s options were not assumed, or an equivalent right substituted, by the successor corporation.

	Cash severance
	Salary continuation	Bonus	Lump sum		Continuation of medical and welfare benefits	Accelerated vesting of stock options(1)	Total benefits
	(in dollars)
Raja M. Parvez
Termination without cause	$—	$—	$286,000	(2)	$8,360	$—	$294,360
Termination for good reason	—	—	286,000	(2)	4,180	—	290,180
Termination following a change in control	—	—	286,000	(2)	8,360	—	294,360
Change in control(3)	—	—	—		—	1,760,768	1,760,768

William F. Weissman
Termination without cause	100,000	—	—		4,180	2,912,324	3,016,504
Termination for good reason	100,000	—	—		4,180	2,912,324	3,016,504
Termination following a change in control	—	—	100,000		4,180	2,912,324	3,016,504
Change in control(3)	—	—	—		—	2,912,324	2,912,324

Mardel A. Graffy
Termination without cause	—	—	—		—	—	—
Termination for good reason	—	—	—		—	—	—
Termination following a change in control	—	—	63,598		—	—	63,598
Change in control(3)	—	—	—		—	316,428	316,428

Happy R. Hewes
Termination without cause	93,600	36,000	—		8,360	112,863	250,823
Termination for good reason	93,600	36,000	—		8,360	112,863	250,823
Termination following a change in control	93,600	36,000	—		8,360	112,863	250,823
Change in control(3)	—	—	—		8,360	2,316,254	2,316,254

(1)	The value of option vesting acceleration shown in the table above was calculated by multiplying the number of shares subject to each accelerated option by the difference between the fair market value of our common stock as of December 31, 2007 and the exercise price of the option. The fair market value of our common stock as of December 31, 2007 was $23.75.
(2)	Mr. Parvez’s severance payment is payable 50% on the date of termination and 50% on the date that is six months later.
(3)	Assumes stock options are not assumed, or equivalent rights substituted, by the successor corporation.

EMPLOYEE BENEFIT PLANS

2007 Stock Incentive Plan

Our 2007 Stock Incentive Plan, or 2007 Plan, was adopted by our Board of Directors and approved by our shareholders in August 2007.

The 2007 Plan permits us to make grants of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporation’s employees, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and bonus shares to our employees, directors and consultants and our parent and subsidiary corporation’s employees and consultants. These are referred to in the 2007 Plan as “awards.”

We reserved 2,307,692 shares of our common stock for the issuance of awards under the 2007 Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Under certain circumstances, shares that are the subject of a previously-issued award can become available again for future grants under the 2007 Plan. As of December 31, 2007, 333,734 shares were awarded under the 2007 Plan.

Plan administration.    The 2007 Plan is administered by the Compensation Committee of the Board of Directors. The Board of Directors may appoint different committees to administer the 2007 Plan for different groups of persons eligible to receive awards. The Board of Directors may also delegate all or part of the committee’s duties to our chief executive officer, including the granting of awards, for awards to individuals other than (i) officers covered by Section 16 of the Exchange Act, (relating to certain reporting requirements and short-swing profits disgorgement provisions of the US securities laws), or (ii) our officers who are “covered employees” for purposes of Section 162(m) of the Code (relating to certain limitations on our federal income tax deduction for compensation paid to “covered employees”) (discussed below).

If the committee desires that the awards granted to our officers who are “covered employees” qualify as “performance-based compensation” for purposes of Section 162(m) of the Code (Code Section 162(m) generally limits a company’s deduction for compensation paid to any covered employee to $1,000,000 annually, subject to certain exceptions, including an exception for “performance-based compensation”), the committee must be comprised of two or more directors who qualify as “outside directors” for purposes of Section 162(m) of the Code. If the committee desires that the grants of awards to our officers who are subject to Section 16 of the Exchange Act be exempt under Rule 16b-3 of the Exchange Act from application of the short-swing profits liability provisions of Section 16, the committee must be comprised of two or more directors who qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. If required by the rule of any stock exchange, the 2007 Plan will be administered by “independent directors”, as defined by any applicable rule.

The committee has full power and authority to select the eligible persons to whom awards will be granted, to make any combination of awards to the persons selected, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Plan.

Eligibility.    The committee may grant awards to our officers, employees, non-employee directors and consultants. However, incentive stock options may be granted only to employees. There are certain annual limits on the number or amount of awards that may be granted under the 2007 Plan. No awards covering more than 200,000 shares of common stock may be granted to any one individual during any single calendar year (including awards that are denominated with reference to our common stock that may be payable in cash). In addition, the maximum amount of awards denominated in cash (including awards that are denominated in cash that may be payable in shares of common stock) that may be granted to any one individual in any single year is $2,400,000.

Options.    Options to purchase our common stock may be granted under our 2007 Plan. The exercise price of options awarded under the 2007 Plan may not be less than the fair market value of our common stock on the date of the option grant. The term of each option may not exceed ten years from the date of grant. The committee will specify in the option agreement at what time or times each option may be exercised, including the period of time after disability, death, or other termination of employment during which options that have become exercisable may be exercised.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Stock appreciation rights.    Stock appreciation rights may be granted under our 2007 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The committee determines the terms of the stock appreciation rights granted, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted stock.    Restricted stock may be granted under our 2007 Plan. Restricted stock awards are shares of our common stock issued to an employee or other service provider that vest in accordance with terms and conditions established by the committee. The committee will determine the number of shares of restricted stock granted to any employee or other service provider. The committee may impose whatever conditions to vesting it determines to be appropriate and may grant restricted stock without requiring the payment of any purchase price. For example, the committee may set restrictions based on continuous employment and (or) the achievement of specific performance goals. Shares of restricted stock that do not vest are forfeited. Except as otherwise provided in the applicable restricted stock agreement, the recipient of a restricted stock award has all the rights of a shareholder of our common stock, including the right to vote shares and the right to receive any cash dividends.

Restricted stock units.    Our 2007 Plan also permits us to grant restricted stock units. A restricted stock unit is a contingent right to receive a share of our common stock in the future in accordance with terms and conditions established by the committee. The committee will determine the number of shares of restricted stock granted to any employee or other service provider and the conditions under which the restricted stock units will vest. The committee may impose vesting conditions based on continuous employment and (or) the achievement of specific performance goals. Restricted stock units that do not vest are forfeited.

Dividend equivalents may be granted with respect to restricted stock units under our 2007 Plan. A dividend equivalent entitles the recipient to an amount equal to the dividend payable on the shares underlying a grant of restricted stock units. Dividend equivalents are credited as additional restricted stock units as of the date on which a dividend on our common stock is paid and are subject to the same terms and conditions and to the same payment provisions as the restricted stock units to which they relate.

Performance awards.    Our 2007 Plan also permits us to grant performance awards. A performance award is a right to receive a payment that is contingent upon the attainment of one or more performance objectives established by the committee for a performance period. A performance award may be denominated in cash or in shares of our common stock. The committee will determine the number of performance awards granted to any employee or other service provider, the length of the performance period, the performance objectives, the formula for determining the amount earned under the performance award, any related forfeiture conditions, and any other terms and conditions that it determines to establish.

Bonus shares.    Our 2007 Plan also permits us to grant bonus shares to employees, directors and consultants. A bonus share is a grant of common stock to an employee, director or consultant without any payment from the recipient and without any restrictions, in recognition of past performance or as an incentive to become an employee or to provide services to us or any of our subsidiaries.

Non-transferability.    Our 2007 Plan does not allow for the transfer of restricted stock units and performance awards. Only the recipient of an option or stock appreciation right may exercise the option or stock appreciation right during his or her lifetime. A recipient of restricted stock may not transfer the restricted stock until the restrictions established by the committee in connection with the grant have lapsed. A recipient of bonus shares may not transfer the bonus shares until they have actually been delivered. The committee may impose any additional restrictions on the transfer of common shares delivered in payment of an award that it deems appropriate. The committee may approve exceptions to the transfer restrictions for restricted stock, option and stock appreciation right awards.

Designation of awards as performance-based compensation.    The committee may designate awards of restricted stock, restricted stock units or performance awards as intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. Awards so qualified are not subject to the $1,000,000 federal annual deduction limit that applies to compensation paid by a company to each of its “covered employees” (generally, a company’s chief executive officer and its four highest compensated executive officers). If the committee intends to qualify an award as performance-based compensation for purposes of Section 162(m) of the Code, additional requirements apply to such awards, including a requirement that only one or more of the performance factors set forth in the plan may constitute the performance objectives for the award. Additionally, the committee can have no discretion to increase the award above the amount payable under the award for any given level of performance. Stock options and stock appreciation rights will generally by their terms qualify as performance-based compensation for purposes of Section 162(m) of the Code.

Cancellation and rescission.    The 2007 Plan also provides that unless the applicable award agreement provides otherwise, the committee may cancel any unvested, unexercised or unpaid award if the recipient is not in compliance with the terms of the award agreement and the 2007 Plan, or if the award recipient has engaged in any adverse conduct. In addition, the 2007 Plan provides that unless the applicable award agreement provides otherwise, for a period of two years following the exercise, payment or delivery of an award, the committee may rescind the award upon its determination that the recipient has engaged in adverse conduct prior to the delivery of the award or during the two-year rescission period.

Change in control.    Our 2007 Plan provides that in the event of our change in control, as defined in the 2007 Plan, each outstanding award will be treated as the committee determines, including that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. The committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the award recipient will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for performance awards will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. If an option or stock appreciation right is not assumed or substituted, the committee will provide notice to the award recipient that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the committee in its discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Prior to the issuance of any shares of common stock in settlement of an award under the 2007 Plan, the committee may require an award holder to satisfy conditions relating to the issuance of shares that the committee deems necessary.

Our 2007 Plan will automatically terminate in 2017, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend or terminate the 2007 Plan, provided such action does not impair the rights of any participant.

The 2007 Plan is unfunded; any obligations relating to the 2007 Plan constitute unfunded, unsecured obligations of Rubicon.

2001 Equity Plan

Our 2001 Equity Plan, or 2001 Plan, was adopted by our Board of Directors on July 30, 2001 and approved by our shareholders on August 2, 2001. Our Board of Directors determined not to grant any additional awards under the 2001 Plan after the completion of our initial public offering on November 21, 2007. However, the 2001 Plan continues to govern the terms and conditions of the outstanding awards granted under it. As of December 31, 2007, options to purchase 1,366,381 shares of our common stock were issued and outstanding and 46,727 shares remained available for future awards under the plan. The 2001 Plan permitted us to make grants of incentive stock options, non-qualified stock options, and stock purchase rights. No stock purchase rights were ever granted under such plan.

Administrative committee.    The administrator of our 2001 Plan is either the Board of Directors or any of its committees or any delegate of the board or of the committee appointed by the Board of Directors. The 2001 Plan may be administered by different committees for different groups of person eligible to receive awards.

Options.    The exercise price of incentive stock options awarded under the 2001 Plan may not be less than the fair market value of our common stock on the date of the option grant. The term of each option may not exceed ten years from the date of grant. The committee will specify in the option agreement at what time or times each option may be exercised, including the period of time after disability, death, or other termination of employment during which options that have become exercisable may be exercised.

Non-transferability.    Unless the administrator provides otherwise, our 2001 Plan does not allow for the transfer of options and only the recipient of an option may exercise the option during his or her lifetime.

Dissolution, liquidation, merger, reorganization or sale.    Our 2001 Plan provides for the following in the event of a dissolution, merger, reorganization or sale:

•

In the event of any proposed dissolution or liquidation, the administrator may provide holders of outstanding options with a 10-day period in which to exercise all outstanding options and may provide for the lapse of any Company repurchase option right.

•

In the event of any merger, consolidation or similar reorganization in which the outstanding options and stock purchase rights will not be assumed or an equivalent option or right is not substituted by the successor entity, the options and stock purchase rights will fully vest and become exercisable for a period of 15 days, after which, the unexercised options and stock purchase rights will terminate.

Prior to the issuance of any shares of common stock in settlement of an award under the 2001 Plan, the committee may require an award holder to satisfy conditions relating to the issuance of shares that the committee deems necessary.

Our 2001 Plan will automatically terminate in 2011, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend, or terminate the 2001 Plan, provided such action does not impair the rights of any participant.

The 2001 Plan is unfunded; any obligations relating to the 2001 Plan constitute unfunded, unsecured obligations of Rubicon.

LIMITATION ON LIABILITY AND INDEMNITY

Our amended and restated certificate of incorporation contains provisions that limit or eliminate the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our shareholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising our of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements and intend to continue to enter into agreements to indemnify our executive officers and directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding for which indemnification is available. We believe these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officer’s insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise noted, the following table sets forth, as of June 6, 2008, the beneficial ownership of our common stock by:

•	each person that is a beneficial owner of 5% of more of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 6, 2008 are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 21,512,836 shares of common stock outstanding as of June 6, 2008. Unless otherwise indicated in the footnotes below, the address for each beneficial owner is c/o Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

	Shares beneficially owned
Name of beneficial owner	Number	Percent
5% shareholders:
The Co-Investment 2000 Fund, L.P.(1)(2), Cross Atlantic Technology Fund II, L.P.(1)(3) and Cross Atlantic Technology Fund, L.P.(1)(4)	6,190,643	28.38%
Gazelle TechVentures Fund, L.P. and Gazelle Co-Investment Fund, L.P.(5)	1,577,119	7.30%
BCG, Inc.; BAMCO; BSC and Ronald Baron(6)	1,200,000	5.58%
FMR LLC(7)	1,895,063	8.81%

Executive officers and directors:
Raja M. Parvez(8)	275,828	1.27%
William F. Weissman(9)	15,384	*
Happy R. Hewes(10)	48,653	*
Don N. Aquilano(11)	1,577,119	7.30%
Donald R. Caldwell(12)	6,197,743	28.41%
Gordon Hunter(13)	15,521	*
Michael E. Mikolajczyk(14)	110,775	*
Raymond J. Spencer	9,200	*
All executive officers and directors as a group(15)	8,250,223	37.02%

*	Represents less than 1% of the outstanding shares of common stock.

Notes:

(1)     Cross Atlantic Technology Fund, L.P. (“Cross Atlantic Technology Fund”), Cross Atlantic Technology Fund II, L.P. (“Cross Atlantic Technology Fund II”) and The Co-Investment 2000 Fund, L.P. (the

“Co-Investment Fund”) are limited partnerships in the business of venture capital investing. Each of these funds has appointed Cross Atlantic Capital Partners, Inc. as its investment manager. Donald R. Caldwell, a member of our Board of Directors, is a director of and owns 100% of Cross Atlantic Capital Partners, Inc. The address for each of these entities is Five Radnor Corporate Center, Suite 555, 100 Matsonford Road, Radnor, Pennsylvania 19087.

(2)     Represents 2,719,998 shares of common stock beneficially owned by The Co-Investment Fund and warrants to purchase 168,755 shares of common stock, which are immediately exercisable. The general partner of The Co-Investment Fund is Co-Invest Management, L.P. (“Co-Invest Management”). Co-Invest Capital Partners, Inc. (“Co-Invest Capital”) is the general partner of Co-Invest Management. Donald R. Caldwell is a shareholder, director and officer of Co-Invest Capital. Messrs. Adamsky, Fox, McCrory and Tecce and Ms. Cameron are officers of Co-Invest Capital and Messrs. Caldwell, Fox and Tecce are sometimes identified as managing directors of The Co-Investment Fund. Messrs. Caldwell, Adamsky, Fox, McCrory and Tecce and Ms. Cameron may be deemed to share voting and investment power with respect to all shares held by The Co-Investment Fund.

(3)     Represents 2,438,732 shares of common stock beneficially owned by Cross Atlantic Technology Fund II and warrants to purchase 128,003 shares of common stock, which are immediately exercisable. XATF Management II, L.P. (“XATF Management II”) is the general partner of Cross Atlantic Technology Fund II. Cross Atlantic Capital Partners II, Inc. is the general partner of XATF Management II. Mr. Caldwell is a director, shareholder and officer of Cross Atlantic Capital Partners II. Gerry McCrory, Brian Adamsky, Richard Fox, Frederick Tecce and Hazel Cameron are officers of Cross Atlantic Capital Partners II, and together with Mr. Caldwell, are sometimes identified as managing directors of Cross Atlantic Technology Fund II and may be deemed to share voting and investment power with respect to all shares held by Cross Atlantic Technology Fund II.

(4)     Represents 727,693 shares of common stock beneficially owned by Cross Atlantic Technology Fund and warrants to purchase 7,462 shares of our common stock, which are immediately exercisable. XATF Management, L.P. (“XATF Management”) is the general partner of Cross Atlantic Technology Fund. Cross Atlantic Capital Partners, Inc. is the general partner of XATF Management. Mr. Caldwell, Gerry McCrory, Brian Adamsky, Richard Fox, Frederick Tecce and Hazel Cameron are officers of Cross Atlantic Capital Partners, Inc., are sometimes identified as managing directors of Cross Atlantic Technology Fund and may be deemed to share voting and investment power with respect to all shares held by Cross Atlantic Technology Fund.

(5)     Represents 1,417,317 shares of common stock beneficially owned by Gazelle TechVentures Fund, L.P. and 67,374 shares of common stock beneficially owned by Gazelle Co-Investment Fund, L.P. (collectively, the “Gazelle Funds”). Represents warrants to purchase 88,237 shares of common stock, which are held by Gazelle TechVentures Fund, L.P. and are immediately exercisable and warrants to purchase 4,191 shares of common stock, which are held by Gazelle Co-Investment Fund, L.P. and are immediately exercisable. Don N. Aquilano, the chairman of our board, is the managing director and president of Gazelle TechVentures, Inc., the manager of Monument Technology Partners, LLC, which is the general partner of the Gazelle Funds. Mr. Aquilano may be deemed to have sole voting and investment power as to the shares and warrants beneficially owned by the Gazelle Funds. The address for the Gazelle Funds is: Gazelle TechVentures, Inc., 11611 North Meridian Street, Suite 310, Carmel, Indiana 46032, Attention: Don N. Aquilano.

(6)     The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed on February 12, 2008 (the “Baron 13G”), with the SEC by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Small Cap Fund (“BSC”) and Ronald Baron with respect to ownership of shares of our common stock. The Baron 13G reflects that BCG, BAMCO, BSC and Ronald Baron each have shared voting power and shared dispositive power with respect to 1,200,000 shares of common stock. BAMCO is a subsidiary of BCG and an investment adviser registered under Section 205 of the Investment Advisers Act of 1940. Ronald Baron owns a controlling interest in BCG. BSC is an investment company registered under Section 8 of the Investment Company Act of 1940 and an investment advisory client of

BAMCO. Each of BCG and Ronald Baron disclaim beneficial ownership of such shares of common stock held by their controlled entities (or the investment advisory clients thereof). BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates. The address of each of these beneficial owners is: 767 Fifth Avenue, New York, New York 10153.

(7)     The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed on February 14, 2008 (the “FMR 13G”), with the SEC by FMR LLC with respect to ownership of shares of our common stock. The FMR 13G reflects that FMR LLC and Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole dispositive power with respect to 1,895,063 shares of our outstanding common stock as a result Fidelity of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, including Fidelity Growth Company Fund (“FGCF”), which holds 1,582,663 shares of common stock. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, through their direct and indirect ownership of shares of FMR LLC and the execution of certain voting agreement among FMR LLC shareholders may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC, Fidelity and FGCF is: 82 Devonshire Street, Boston Massachusetts 02109.

(8)     Represents options to purchase 275,828 shares of common stock, which are exercisable within 60 days of June 6, 2008.

(9)     Represents an option to purchase 15,384 shares of common stock, which is exercisable within 60 days of June 6, 2008.

(10)     Represents an option to purchase 48,653 shares of common stock, which is exercisable within 60 days of June 6, 2008.

(11)     Represents shares held by the Gazelle Funds. See footnote (5) above for a description of Mr. Aquilano’s relationship with the Gazelle Funds.

(12)     Represents 7,100 shares of common stock. Also represents shares held by Cross Atlantic Technology Fund, L.P., Cross Atlantic Technology Fund II, L.P. and The Co-Investment Fund 2000 L.P. See footnotes (1) through (4) above for a description of the relationship among Mr. Caldwell and Cross Atlantic Technology Fund, L.P., Cross Atlantic Technology Fund II, L.P. and The Co-Investment Fund 2000 L.P.

(13)     Represents 1,508 shares of common stock and an option to purchase 14,013 shares of common stock, which is exercisable within 60 days of June 6, 2008.

(14)     Represents 86,346 shares of common stock. Includes an option to purchase 23,653 shares of common stock held by Michael Mikolajczyk and an option to purchase 76 shares of common stock held by his son, Mark Mikolajczyk, each of which are exercisable within 60 days of June 6, 2008. Includes 700 shares of common stock held by Mark Mikolajczyk. Michael Mikolajczyk disclaims beneficial ownership of the common stock and the shares underlying the common stock option held by Mark Mikolajczyk.

(15)     Includes 7,475,968 shares of common stock which are beneficially owned by our named executive officers and directors, warrants to purchase 396,648 shares of our common stock, which are exercisable within 60 days of June 6, 2008 and options to purchase 377,607 shares of our common stock, which are exercisable within 60 days of June 6, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to provide us copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock have been complied with during the fiscal year ended December 31, 2007, except that Donald R. Caldwell was late with one Form 4.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

We recognize that transactions between Rubicon and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Ethics which is administered by our Audit Committee. All employees and members of our Board of Directors agree to be bound by the Code of Ethics. As a supplement to the Code of Ethics, the Audit Committee adopted a policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which we are a party and in which a “related person” has a material interest. Related persons include our directors, director nominees, executive officers, beneficial owners of 5% or more of any class of our voting securities and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or beneficial owner of less than 10% of the equity interests in that other company and (ii) certain compensation arrangements that have either been disclosed in our public filings with the SEC or approved by our Compensation Committee.

We collect information about potential related party transactions in our annual questionnaires completed by directors, executive officers and certain beneficial owners of 5% or more of any class of our voting securities. Potential related party transactions are first reviewed and assessed by our corporate secretary to consider the materiality of the transactions and then reported to the Audit Committee. If a related party transaction is identified during the year, it is reported promptly to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, our best interests and those of our shareholders and is in compliance with the Code of Ethics.

The following related party transactions have been ratified by the Audit Committee in accordance with the policy described above. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Registration Rights Agreement

We granted registration rights to the holders of our preferred stock pursuant to an amended and restated registration rights agreement, dated November 30, 2005. Under the terms of that agreement, the registration rights were extended to the common stock into which our preferred stock was converted immediately prior to the closing of our initial public offering in November 2007. The shareholders who are currently entitled to such registration rights with respect to their shares of common stock are Cross Atlantic Technology Fund, L.P., Cross Atlantic Technology Fund II, L.P., The Co-Investment 2000 Fund, L.P., Gazelle TechVentures Fund, L.P. and Gazelle Co-Investment Fund, L.P. The agreement provides these shareholders with demand and piggyback registration rights and includes customary expense reimbursement and cross indemnification provisions. The registration rights terminate at such time as the earlier of (i) when all registrable securities may be sold during any three-month period without registration under the Securities Act of 1933, as amended (the “Securities Act”), (ii) when no registrable securities remain outstanding and (iii) November 21, 2012.

Shareholders Agreements

We entered into certain shareholders agreements dated June 2005 and November 2005, each of which automatically terminated upon the closing of our initial public offering in November 2007. Pursuant to these agreements, the holders of a majority of: (1) our Series A preferred stock had the right to designate one member to our Board of Directors; (2) our Series B preferred stock had the right to designate two members to our Board of Directors; (3) our Series C and Series D preferred stock, voting together, had the right to designate one member to our Board of Directors; (4) all series of preferred stock, voting together, had the right to designate two members to our Board of Directors; and (5) our common stock had the right to designate one member to our Board of Directors.

Stock Purchase Agreements

In connection with our private placements of securities, we entered into various stock purchase agreements with our investors, each of which automatically terminated upon the closing of our initial public offering in November 2007. Under the terms of the purchase agreements for the Series B, Series C, Series D and Series E preferred stock, any investor holding at least 250,000 shares of a series of preferred stock had the right to designate one representative to attend any meeting of our Board of Directors as an observer and that representative was entitled to receive notices, proposed written consents of the Board of Directors and board meeting materials in the same manner as the members of our Board of Directors.

Voting Agreements

As of August 29, 2007, certain of our shareholders entered into two voting agreements related to the rights to designate members of our Board of Directors. One voting agreement was among KB Partners Venture Fund II, L.P, (“KB Fund”) and the other holders of our Series B preferred stock (the “KB Voting Agreement”). The other voting agreement was among Cross Atlantic Technology Fund, L.P., Cross Atlantic Technology Fund II, L.P., The Co-Investment 2000 Fund, L.P. and the other holders of each series of our preferred stock. The KB Voting Agreement provided that KB Fund had the right to designate a representative to attend our board meetings as an observer prior to, and after completion of, our initial public offering. KB Fund relinquished its right to have a representative attend our board meetings on March 13, 2008. Other than KB Fund’s right to designate a representative to attend our board meetings as an observer after completion of our initial public offering, these voting agreements automatically terminated upon the closing of our initial public offering.

Employment and Severance Arrangements with Executive Officers

We have entered into employment and severance arrangements with our executive officers as described under the caption “Executive Compensation—Employment and Severance Arrangements.”

Indemnification Agreements

We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. For a description of these agreements, see “Executive Compensation—Limitation on Liability and Indemnity.”

Facility Lease

We lease one of our manufacturing and office facilities from Radion Mogilevsky and his wife, Nanette Mogilevsky. The lease expires on July 31, 2010. The rent under the lease is currently $11,236 per month and is subject to annual increases of six percent on each August 1st during the lease term. We have a right of first refusal under the lease to purchase the facility if the Mogilevskys receive a purchase offer that they wish to accept from an unrelated third party. Mr. Mogilevsky held greater than 5% of the outstanding shares of our common stock prior to the completion of our initial public offering, but upon completion of that offering Mr. Mogilevsky’s holdings were no longer greater than 5% of the outstanding shares of our common stock.

ADDITIONAL INFORMATION

Shareholder Proposals for Inclusion in the Proxy Statement

Any proposal that a shareholder intends to present for action at the 2009 Annual Meeting of Shareholders (“2009 Annual Meeting”) must be received by the Company no later than February 20, 2009, in order for the proposal to be included in the proxy statement and form of proxy for the 2009 Annual Meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Such proposals should be sent to William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

Other Shareholder Proposals and Nominations

Our bylaws prescribe the procedures that a shareholder must follow to nominate persons for election to the Board of Directors at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in our proxy statement for such meeting). Any nomination or proposed business that is not made in accordance with these procedures will be disregarded. The following summary of these procedures is qualified by reference to our bylaws, a copy of which may be obtained, without charge, from William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

A shareholder who intends to nominate a director for election or bring other business before an annual meeting must deliver timely written notice thereof to William F. Weissman, our Secretary, at the address shown above and must be a shareholder of record at the time notice is delivered. To be timely, the notice must be delivered not later than May 26, 2009 and not earlier than April 26, 2009 unless the date of the annual meeting is more than 30 days before or more than 60 days after July 25, 2009, in which case notice must be so delivered not earlier than the close of business on the 90 th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting.

Any such notice must contain the information specified in the bylaws regarding the shareholder giving the notice and, as applicable, each person whom the shareholder wishes to nominate for election as a director and the other business proposed to be brought before the annual meeting.

With respect to shareholder proposals not included in the Company’s proxy statement for the 2008 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals not received by the Company within a reasonable time before the mailing of this proxy statement.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO WILLIAM F. WEISSMAN, SECRETARY, RUBICON TECHNOLOGY, INC., 9931 FRANKLIN AVENUE, FRANKLIN PARK, ILLINOIS 60131.

June 20, 2008	By Order of the Board of Directors,

William F. Weissman
Secretary

RUBICON TECHNOLOGY, INC. 9931 FRANKLIN AVENUE FRANKLIN PARK, IL 60131

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Rubicon Technology, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rubicon Technology, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: RBCNT1 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RUBICON TECHNOLOGY, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR each director nominee named in Item 1 below.
Vote on Directors	☐	☐	☐
1. ELECTION OF DIRECTORS:
Nominees:
01) Raja M. Parvez
02) Raymond J. Spencer

Vote on Proposal

	The Board of Directors recommends a vote FOR the following proposal 2.				For	Against	Abstain

	2. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.				☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘FOR’ THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND ‘FOR’ PROPOSAL 2.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

	For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this meeting.	☐	☐

	YES	No

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

RUBICON TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William F. Weissman and Happy R. Hewes, and each of them, proxies with full power of substitution, to vote the shares of Common Stock of Rubicon Technology, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on July 25, 2008 or any adjournments thereof.

Address Changes/Comments: ________________________________________________________________________

_________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please mark, sign, date and return the proxy card using the enclosed envelope.